                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           OMNI ENERGY SERVICES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:
               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------

         3)    Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------

         5)    Total Fee Paid:
               -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

               ----------------------
         2)    Form, Schedule or Registration Statement No.:

               ----------------------
         3)    Filing Party:

               ----------------------

         4)    Date Filed:
                         --------------------------------------

                                   [LOGO] OMNI



                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of OMNI Energy Services Corp.:

         The annual meeting of shareholders of OMNI Energy Services Corp. (the "Company") will be held at the Company's principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Thursday, October 11, 2001, at 9:00 a.m., local time, to consider and vote on:

         1.       The election of six directors;

         2. Approval of the increase in the number of shares issuable under the Company's Stock Incentive Plan; and

         3. Such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the Company's Common Stock at the close of business on September 11, 2001, are entitled to notice of, and to vote at, the annual meeting.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                        By Order of the Board of Directors



                                               /s/ Burton T. Zaunbrecher
                                               -------------------------
                                               Burton T. Zaunbrecher
                                                     SECRETARY



Carencro, Louisiana
September 17, 2001










                           OMNI ENERGY SERVICES CORP.

                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520

                               SEPTEMBER 17, 2001


                                 PROXY STATEMENT

         This Proxy Statement is furnished to shareholders of OMNI Energy Services Corp. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders of the Company to be held on October 11, 2001, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

         Only shareholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on September 11, 2001 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 27,041,974 shares of Common Stock outstanding, each of which is entitled to one vote.

         The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the shareholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the nominees to the Board listed below and FOR the increase in the number of shares issuable under the Company's Stock Incentive Plan.

         This Proxy Statement is first being mailed to shareholders on or about September 17, 2001. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.


                              ELECTION OF DIRECTORS

GENERAL

         The Company's By-laws state that the Board shall be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at six and proxies cannot be voted for more than six nominees. Each director elected at the Meeting will serve a one-year term expiring at the 2002 annual meeting of shareholders. The terms of each of the Company's current directors will expire at the Meeting, and except for William W. Rucks, IV, each of the Company's current directors has been nominated for re-election to the Board.

         Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-laws, directors are elected by plurality vote. Shareholders may not cumulate their votes in the election of directors.

         Article IV E of the Company's Articles of Incorporation provides certain procedures that shareholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company's principal office not more than 90 days and not less than 45 days in advance of the annual meeting of shareholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, such notice will be deemed timely if received at the Company's principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state (a) for each nominating shareholder, such shareholder's name and business and residential addresses, the number of shares of Common Stock beneficially owned by such shareholder, and, if requested by the Secretary of the Company, whether such shareholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee's name, age and business and residential addresses, the proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such shareholder nominations have been received for the Meeting.

         The Board has nominated and urges you to vote FOR the re-election of the individuals listed below.

INFORMATION ABOUT THE COMPANY'S DIRECTORS

         The following table sets forth, as of August 31, 2001, certain information about the nominees for director, all of which are currently directors of the Company:

                          DIRECTORS                                      AGE
                          --------                                       ---
             James C. Eckert.........................................    51
             Steven T. Stull.........................................    42
             Crichton W. Brown.......................................    43
             Michael G. DeHart.......................................    50
             Richard C. White........................................    45
             Burton T. Zaunbrecher...................................    40

         JAMES C. ECKERT, has served as President, Chief Executive Officer and a Director of the Company since March 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. Prior to 1992, he served as President of GPS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

         STEVEN T. STULL is a founding partner of Advantage Capital Partners, a series of institutional venture capital funds under common ownership and control, founded in 1992 (collectively, "Advantage Capital"), and is an executive officer and a director of each of the Advantage Capital companies. From 1985 through 1993, Mr. Stull was employed by General American Life Insurance Company in various positions, including Vice President of the Securities Division. Mr. Stull graduated from Washington University in 1981 with a B.S. in Business Administration and in 1985 with an M.B.A. and is a chartered financial analyst. Mr. Stull has been a director of the Company since September 1997.

         CRICHTON W. BROWN is an executive officer and a director of each of the Advantage Capital companies. From 1988 to 1994, Mr. Brown was Senior Vice President and Director-Corporate Development of The Reily Companies, Inc., a private holding company with interests in consumer goods manufacturing and corporate venture capital investing. From 1984 to 1988, Mr. Brown served as principal of Criterion Venture Partners, an institutional venture capital firm. Mr. Brown graduated from Stanford University in 1980 with a B.A. in Business Administration and a B.S. in Engineering Management. He subsequently graduated from the University of Pennsylvania Wharton School of Finance in 1984 with an M.B.A. Mr. Brown has been a director of the Company since September 1997.


         MICHAEL G. DEHART is a certified public accountant, and has been employed as the President & Chief Investment Officer for Stuller Management Services since June 2001. Prior to that, Mr. Dehart was a partner with the accounting firm Wright, Moore,

DeHart, Dupuis and Hutchinson, L.L.C. Since 1998 he was a member of their management committee. Mr. DeHart received an M.B.A. from the University of Southwestern Louisiana, and has been a director of the Company since November 2000.

         RICHARD C. WHITE currently serves as a volunteer member of a number of charitable organizations. He was Chief Executive Officer of Veritas DGC Land, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as President of Baker Hughes from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsberg University in 1978 and has been a director of the Company since March 2001.

         BURTON T. ZAUNBRECHER currently serves as the Company's Vice President and Chief Operating Officer. Mr. Zaunbrecher joined the Company in November 2000. Prior to joining the Company, he served as President of Burton T. Zaunbrecher, Inc., an oil, gas and mineral lease, and geophysical permit acquisition company, which he founded in 1990. Mr. Zaunbrecher graduated from the University of Southwestern Louisiana in 1984 and has been a director of the Company since December 2001.

         During 2000, the Board held five meetings. Each director attended all of the of meetings held during 2000 of the Board and committees of which he was a member.

BOARD COMMITTEES

         The Board has established an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The members of the Audit Committee in 2000 were Messrs. Stull and Brown. The Audit Committee met four times during 2000.

         The Compensation Committee recommends to the Board compensation for the Company's executive officers and other key employees, administers the Company's Stock Incentive Plan (the "Plan") and performs such similar functions as may be prescribed by the Board. The members of the Compensation Committee in 2000 were Messrs. Stull and Rucks. The Compensation Committee met four times during 2000.

COMPENSATION OF DIRECTORS

         Each non-employee director is paid an attendance fee of $2,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

         Each person who becomes a non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

         Additionally, in each year during which the Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, each person who is a non-employee director on the day following the annual meeting of the Company's shareholders will be granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened.



                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of August 31, 2001, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in "Executive Compensation"), (ii) each director of the Company, (iii) all of the Company's directors and executive officers as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                                                             PERCENTAGE OF
                                                           NUMBER OF SHARES               OUTSTANDING COMMON
NAME OF  BENEFICIAL OWNER                                 BENEFICIALLY OWNED                     STOCK

Steven T. Stull....................................         23,683,662(1)                        56.3%
Advantage Capital..................................         23,659,662(2)                        56.3%
Dixie Chris Omni, LLC..............................          5,200,000(3)                        18.0%
James C. Eckert....................................               0                                *
Crichton W. Brown..................................             24,500(4)                          *
Michael G. DeHart..................................             15,000                             *
Richard C. White...................................             20,000(5)                          *
Burton T. Zaunbrecher..............................            661,500(6)                         2.4%
John H. Untereker .................................            200,000(7)                          *
David A. Jeansonne ................................            185,905(8)                          *
All directors and executive officers
       as a group (6 persons)......................         24,404,662(9)                        57.6%

----------------------------
 *   Less than one percent.

(1) The address of Mr. Stull is c/o Advantage Capital, 909 Poydras Street, Suite 2230, New Orleans, LA 70112. Includes 23,659,662 shares held by the Advantage Capital companies referred to in note (2). Mr. Stull is the majority shareholder of each of the general partners referred to in note
       (2). Also includes 24,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(2) The address of Advantage Capital is 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Of these shares, (i) 293,983 are held by Advantage Capital Partners Limited Partnership of which Advantage Capital Corporation is the general partner; 993,831 are held by Advantage Capital Partners II Limited Partnership, of which Advantage Capital Corporation is the general partner; 1,616,060 are held by Advantage Capital Partners III Limited Partnership, of which Advantage Capital Management Corporation is the general partner; 3,025,697 are held by Advantage Capital Partners IV Limited Partnership, of which Advantage Capital Financial Company, L.L.C. is the general partner; 1,857,591 are held by Advantage Capital Partners V Limited Partnership, of which Advantage Capital Advisors, L.L.C. is the general partner; and 800,000 are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner; (ii) 835,000 are issuable upon the exercise of options exercisable within sixty days; (iii) 4,237,500 are issuable upon the exercise of warrants exercisable within sixty days; and (iv) 10,000,000 are issuable upon the conversion of the Company's Series A 8% Convertible Preferred Stock. The options are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner. Of the warrants, 16,000 are held by Advantage Capital Partners V Limited Partnership, of which Advantage Capital Advisors, L.L.C. is the general partner; 2,806,831 are held by Advantage Capital Partners VI Limited Partnership, of which Advantage Capital NOLA VI, L.L.C. is the general partner; 607,737 are held by Advantage Capital Partnership VII Limited Partnership, of which Advantage Capital NOLA VII, L.L.C.

       is the general partner; 138,390 are held by Advantage Capital Partners VIII Limited Partnership, of which Advantage Capital NOLA VIII, L.L.C. is the general partner; and 666,667 are held by Advantage Capital Partners IX Limited Partnership, of which Advantage Capital NOLA IX, L.L.C. is the general partner; and 1,875 are held by Advantage Capital Technology Fund, L.L.C.

(3) Includes 700,000 shares issuable upon the exercise of warrants currently exercisable or exercisable within sixty days and 1,300,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days. The address of Dixie Chris OMNI LLC is 600 Jefferson Street, Suite 408, Lafayette, Louisiana 70503.

(4) Includes 24,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(5) Includes 20,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(6) Includes 261,500 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(7) Includes 200,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(8) Includes 41,000 shares of Common Stock held in trust for the benefit of Mr. Jeansonne's minor children. Mr. Jeansonne was not a trustee of this trust.

(9) Includes 5,402,000 shares that such persons have the right to receive upon the exercise of options and warrants currently exercisable or exercisable within sixty days, and 10,000,000 shares that such persons have the right to receive upon the conversion of the Company's Series A 8% Convertible Preferred Stock.


                          -----------------------------

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

         The following table sets forth all cash compensation and options granted for the three years ended December 31, 2000, to the Company's Chief Executive Officer and all other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company had a total annual salary and bonus exceeding $100,000 during 2000.




                                                                    ANNUAL COMPENSATION           Long-Term
                                                                    -------------------
                                                                                                Compensation
                                                                                                   AWARDS
     NAME AND PRINCIPAL POSITION

                                                                                      Other    No. of Shares
                                                                                      Annual     Underlying
                                                                                     Compen-    Options/SARs    All Other
                                               YEAR            SALARY      BONUS    SATION (1)   GRANTED(2)    COMPENSATION
                                               ----            ------      -----    ----------   ----------    ------------
David A. Jeansonne(3)..............            2000            $ 46,247    $---       $---        400,000          $---
     President and Chief                       1999             121,875     ---        ---          ---             ---
     Executive Officer                         1998             143,750     ---        ---          ---             ---

John H. Untereker(4)...............            2000            $121,875    $95,625     ---        113,280      $ 50,000(5)
     Former President and Chief                1999             156,250     61,875     ---         66,720         9,711
     Executive Officer                         1998              67,500     ---        ---         55,000           ---


----------------------------

(1) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000, or 10% of such Named Executive Officer's salary and bonus for that year.

(2)    See the following tables for additional information.

(3) Mr. Jeansonne served as the Company's President and Chief Executive Officer from November 2000 until his death on February 10, 2001. From March 1999 to November 2000, Mr. Jeansonne served as Chairman of the Board. Prior to March 1999, Mr. Jeansonne served as President and
       Chief Executive Officer of the Company.

(4) Mr. Untereker has served as the Company's President and Chief Executive Officer from July 1999 until November 2000. Previously, Mr. Untereker served as Executive Vice President and Chief Financial Officer of the Company from August 1998 until July 1999.

(5) Represents amounts paid to Mr. Untereker in connection with the termination of his employment in December 2000. See "Executive Employment Agreements" herein.


                          -----------------------------

2000 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

         The following table contains certain information concerning stock options and SARs granted to the Named Executive Officers during 2000.


                                                       % of Total                                   Potential Realizable Value at
                              No. of Shares       Options/SARs Granted                              Assumed Annual Rates of Stock
                                Underlying            to Employees       Exercise or   Expiration       Price Appreciation for
     NAME                      Options/SARs                IN 2000       Base Price      DATE              OPTION/SAR TERM(1)
----------------                                      --------------                    ------            ------------------------
                                  GRANTED                                 PER SHARE
                                  ------                                  --------
==================================================================================================================================
                                                                                                           5%             10%
                                                                                                    =============================

David A. Jeansonne               400,000                  29.2%             $0.625     9/21/10(2)       $157,200       $398,400

John H. Untereker                 50,000                   3.6%              0.625     9/21/10(3)        19,650         49,800
                                  63,280                   4.6%              1.156     2/11/01            3,670           7,340

----------------------------

(1) Amounts reflect assumed rates of appreciation required by Securities and Exchange Commission (the "Commission") executive compensation disclosure rules. Actual gains, if any, on options and SARs depend on future performance of the Common Stock and overall market conditions.

(2) Although the original expiration date was September 21, 2010, these options expired on February 10, 2001, prior to vesting, as a result of Mr. Jeansonne's death.

(3) In connection with the termination of Mr. Untereker's employment on December 11, 2000, the expiration date of these options was changed to December 21, 2001.

                          -----------------------------

STOCK OPTION HOLDINGS

         The following table sets forth information, as of December 31, 2000, with respect to stock options and SARs held by the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock or SARs in 2000.


                     AGGREGATE OPTION/SAR VALUES AT YEAR END
------------------------------------------------ --------------------------------- -------------------------------------------------

                                                       Number of Securities                      Value of Unexercised
                                                      Underlying Unexercised                  In-the-Money Options/SARs
                                                     OPTIONS/SARS AT YEAR END                       AT YEAR END(1)
                                                     ------------------------                       -----------
------------------------------------------------ --------------------------------- -------------------------------------------------


                                                  EXERCISABLE      UNEXERCISABLE          EXERCISABLE                UNEXERCISABLE
------------------------------------------------ ---------------- ---------------- ----------------------------- -------------------
                                                                                                                    $425,000(2)
David A. Jeansonne                                     ---          400,000(2)                 -0-
------------------------------------------------ ---------------- ---------------- ----------------------------- -------------------

John H. Untereker                                    200,000          99,610                 $91,515                    -0-
------------------------------------------------ ---------------- ---------------- ----------------------------- -------------------


----------------------------

(1) The closing sale price of the Common Stock on December 29, 2000 was $1.688 per share, as reported by the Nasdaq National Market.

(2) These options expired prior to vesting upon Mr. Jeansonne's death on February 10, 2001.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company and each of the Named Executive Officers entered into employment agreements. Each contract contained agreements by the Named Executive Officer to refrain from using or disclosing proprietary information of the Company, as defined therein, and to refrain from competing with the Company in specified geographic areas during such officer's employment and for two years thereafter.

         The term of Mr. Jeansonne's employment agreement was from July 1, 1997 to June 30, 2003. The agreement provided that Mr. Jeansonne would serve as Chairman of the Board of the Company during such term at a base salary of $75,000 per year, and that Mr. Jeansonne's employment could be terminated at any time by the Company for cause or for breach of the agreement by Mr. Jeansonne. Mr. Jeansonne's employment agreement terminated as of February 10, 2001 as a result of his death.

         Mr. Untereker, who was the Company's President and Chief Executive Officer from July 16, 1999 to November 2000, entered into an employment agreement with the Company, the term of which was from August 4, 1998 through August 4, 2001. The agreement originally provided that Mr. Untereker would serve as Executive Vice President with responsibilities to include all accounting and financial reporting functions at a base salary of $150,000 per year with a guaranteed bonus of $75,000 per year. Mr. Untereker's employment agreement was terminated pursuant to a settlement agreement entered into between the Company and Mr. Untereker in December 2000. Pursuant to the settlement agreement, Mr. Untereker was paid $50,000 in cash, given options to purchase 63,280 shares of Common Stock and reimbursed for certain miscellaneous expenses.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 2000:

         Under the supervision of the Committee, the Company seeks to relate a signification portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

         Base compensation and bonuses for the executive officers are intended to be competitive with that paid by comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for executive officers was authorized during 2000, in as much as their base compensation was covered by employment agreements.

         The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Board approved grants of stock options in 2000 to Mr. Jeansonne (400,000) and Mr. Untereker (113,280). The Compensation Committee presently anticipates that such grants to executive officers will be considered annually.

                           THE COMPENSATION COMMITTEE

                  STEVEN T. STULL             WILLIAM W. RUCKS IV






COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Compensation Committee.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors consists of Messrs. Stull and Brown. All members of the Audit Committee are independent, as that term is defined in the National Association of Securities Dealers' listing standards. The duties and responsibilities of the Audit Committee are set forth in a written charter the Board of Directors has adopted which is attached hereto as Exhibit A.

         The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 ( Independence Discussions with Audit Committees). They have also discussed with the independent accountants their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE

                  STEVEN T. STULL              CRICHTON W. BROWN









                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

         The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the shareholders approved the Plan. In 1999, the Board adopted and the shareholders approved an amendment to the Plan increasing the number of shares issuable thereunder from 1,500,000 to 2,000,000. Under the Plan, key employees, officers, directors who are employees of the Company and consultants and advisors to the Company (the "Eligible Persons") are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards ("Incentives") when designated by the Compensation Committee. Non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors," below, without action by the Compensation Committee. Presently, [72 ] employees of the Company, including its executive officers, and three non-employee directors participate in the Plan. Attached hereto as Exhibit B is a copy of the Plan, as amended.

THE PROPOSED AMENDMENT

         The Board has amended the Plan, subject to shareholder approval at the Meeting, to increase the number of shares of Common Stock subject to the Plan to 3,000,000 from 2,000,000 (the "Amendment") and has directed that the Amendment be submitted for approval by the shareholders at the Meeting. The Board recommends that the shareholders approve the Amendment. The Board believes that approval of the Amendment will allow the Company to continue to provide management and employees with a proprietary interest in the growth and performance of the Company.

SHARES ISSUABLE PURSUANT TO THE PLAN

         The 3,000,000 shares of Common Stock authorized to be issued under the Plan pursuant to the Amendment represent approximately 11.1% of the shares of Common Stock outstanding on September 11, 2001. As of August 31, 2001, options to acquire 1,932,335 shares of Common Stock had been granted under the Plan to officers, directors and employees. In addition, options to acquire 150,000 shares of Common Stock were granted subject to approval of the Amendment at the Meeting.

         Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the Compensation Committee, to provide participants with the same relative rights before and after such adjustment. On September 11, 2001, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $0.75.

ADMINISTRATION OF THE PLAN

         The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company.

AMENDMENTS TO THE PLAN

         The Board may amend or discontinue the Plan at any time, except that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued through the Plan or materially modify the eligibility requirements must be approved by the shareholders. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

         STOCK OPTIONS. A stock option is a right to purchase Common Stock from the Company. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

         The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker- assisted exercise.

         Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under
Section 422 of the Code.

         RESTRICTED STOCK. Restricted stock consists of shares of Common Stock that are transferred to a participant for past services but subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period (the "Restricted Period"). The Compensation Committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in the incentive agreement with the participant, including, among other things, that the shares of Common Stock are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required.

         Subject to the restrictions provided in the incentive agreement, each participant receiving restricted stock will have the rights of a shareholder with respect thereto, including voting rights and rights to receive dividends. To the extent that restricted stock is intended to vest based upon the achievement of pre- established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

         OTHER STOCK-BASED AWARDS. The Compensation Committee is authorized to grant to Eligible Persons an other stock-based award ("Other Stock-Based Award"), which consists of an award, the value of which is based in whole or in part on the value of shares of Common Stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" must be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock- Based Award to a participant will not create any rights in such participant as a shareholder of the Company, until the issuance of shares of Common Stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

         Each director who is not also an employee of the Company (an "Outside Director") will be granted non-qualified options to purchase 10,000 shares of Common Stock at such time as he first becomes a member of the Board. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance thereunder, including 2001 if the Amendment is approved by the shareholders at the Meeting, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the date following the annual meeting of shareholders of the Company, without action on the part of the Compensation Committee. These options become exercisable one year after grant and have exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of Board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

         All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by the Company upon (i) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and voting securities entitled to vote generally in the election of directors immediately prior to such transaction have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trust of the Company or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; or (z) a majority of the board of directors of the resulting corporation were members of the Company's board of directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; (ii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (iii) a person or group of persons becoming the beneficial owner of more than 50% of the Company's Common Stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the Board (the "Incumbent Board") or who subsequently become a member of the Board with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest cease to constitute at least a majority of the Board (each, a "Significant Transaction").

         The Compensation Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the Compensation Committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of Common Stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

         Incentives are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

PAYMENT OF WITHHOLDING TAXES IN STOCK

         A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

AWARDS TO BE GRANTED

         The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has granted, subject to approval of the Amendment at the Meeting, options to purchase an aggregate of 150,000 shares of Common Stock to certain officers and employees. The exercise price of each such options vary. These options vest in equal increments over three years.

FEDERAL INCOME TAX CONSEQUENCES

         Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

         When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

         An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

         An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

         A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

         When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

         This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the votes actually cast at the Meeting is required for approval of the Amendment.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

         PERFORMANCE GRAPH

         The graph below compares the total shareholder return on the Common Stock since the Company's initial public offering on December 5, 1997 until December 31, 2000 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on December 5, 1997 at the initial public offering price ($11.00 per share). The Company's Peer Group Index consists of Dawson Geophysical Co. (NASDAQ:DWSN), Compagnie Generale de Geophysique (NYSE:GGY), Veritas DGC, Inc. (NYSE:VTS) and the Company.


                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
                AMONG OMNI ENERGY SERVICES, THE S & P 500 INDEX,
                                AND A PEER GROUP






                              [PERFORMANCE GRAPH]




* $100 INVESTED ON 12/5/97 IN STOCK OR INDEX- INCLUDING REINVESTMENT OR DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.





                                                                     Total Return
                       DECEMBER 5,         DECEMBER 31,         DECEMBER 31,         DECEMBER 31,       DECEMBER 31,
                       -----------         ------------         ------------         ------------       ------------
                          1997                 1997                 1998                 1999               2000
                          ----                 ----                 ----                 ----               ----

OMNI                       100                  107                  39                   10                 15
Peer Group Index           100                  98                   34                   32                 144
S&P 500                    100                  99                   127                  154                66


                              CERTAIN TRANSACTIONS


         The business of the Company was founded in 1987 by Mr. Jeansonne. In July 1996, the successor to this business, OMNI Geophysical Corporation ("OGC"), of which Mr. Jeansonne was a director, executive officer and principal shareholder, sold substantially all of its assets, other than the land and building on which the Company's headquarters were then located, to OMNI Geophysical, L.L.C., the Company's predecessor ("OMNI Geophysical"). At the time of this transaction, Mr. Jeansonne also retained certain assets used primarily to entertain clients of the business. Since that time, OMNI Geophysical and the Company have leased the former headquarters building from OGC for its aviation division under an agreement that also contained an option to purchase. OMNI Geophysical and the Company have also used the assets retained by Mr. Jeansonne, and in return have borne substantially all of the direct costs of entertainment at these facilities.

         In February and June 1999, the Company privately placed a total of $3.0 million in subordinated debentures with Advantage Capital. The notes bear interest at 12% per annum and mature on March 1, 2004. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 960,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. The warrants vest equally over four years from 1999 until 2002, unless the debentures are paid in full, in which case, those warrants that have not become exercisable will become void. All warrants that become exercisable will expire on March 1, 2004. In July 2000, the Company transferred certain receivables owed to it to Advantage Capital in satisfaction of the principal outstanding under $756,000 of these debentures. Further, in October 2000, the remaining $2,244,000 principal amount of these debentures was converted into 2,244 shares of the Company's Series A 8% Convertible Preferred Stock. As the underlying debt was retired prior to the final two vesting dates, fifty percent of the warrants issued to Advantage Capital in these transactions are no longer exercisable.

         In July and September 1999, the Company issued an additional $2.0 million in subordinated debentures to Advantage Capital. The notes bear interest at 12% per annum, with $1.0 million maturing on March 1, 2004 and $1.0 million maturing on March 1, 2005. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 640,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. These warrants vest equally over four years from 1999 until 2002, unless the debentures are paid in full, in which case, those warrants that have not become exercisable will become void. All warrants that become exercisable will expire on March 1, 2004. In July and September 2000, the Company transferred certain receivables owed to it to Advantage Capital in satisfaction of the principal outstanding under $544,000 of these debentures. Further, in October 2000, the remaining $1,456,000 principal amount of these debentures was converted into 1,456 shares of the Company's Series A 8% Convertible Preferred Stock. As the underlying debt was retired prior to the final two vesting dates, fifty percent of the warrants issued to Advantage Capital in these transactions are no longer exercisable.

         In October 1999, the Company issued $2.5 million in subordinated debentures to Advantage Capital. The notes bear interest at 12.5% per annum until December 31, 1999, at which time the rate will increase by 0.5% per month, not to exceed 20% per annum. As of December 31, 2000, the notes bear interest at 18.5% per annum. The notes mature on March 1, 2005, with interest payable March 1 of each year. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 300,000 and 37,500 shares of the Company's Common Stock at an exercise price of $3.00 and $2.00, respectively. These warrants vested immediately and expire on March 1, 2005.

         In May and June 2000, the Company issued $1 million in subordinated debentures to Advantage Capital. The notes bear interest at 12.5% per annum until June 30, 2000, at which time the rate will increase by 0.5% per month, not to exceed 20% per annum. $400,000 of the notes mature on June 1, 2005, and $600,000 mature on July 1, 2005. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 666,667 shares of the Company's Common Stock at an exercise price of $1.50 per share. These warrants vested immediately and expire June 2005.

         In July 2000, the Company issued $1.25 million in subordinated debentures to Advantage Capital. The notes bear interest at 12.5% per annum until July 31, 2000, at which time the rate will increase by 0.5% per month, not to exceed 20% per annum. As of December 31, 2000, the notes bear interest at 15.0% per annum. The notes mature on August 1, 2005. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 1,666,666 shares of the Company's Common Stock at an exercise price of $.75 per share. These warrants vested immediately. In October 2000, $550,000 principal amount of these debentures was converted into 550 shares of the Company's Series A 8% Convertible Preferred Stock.

         In September 2000, the Company issued $800,000 in subordinated debentures to Advantage Capital. The notes bear interest at 12.5% per annum until September 30, 2000, at which time the rate will increase by 0.5% per month, not to exceed 20% per annum. As of December 31, 2000, the notes bear interest at 14.0% per annum. The notes mature on October 1, 2005. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 1,066,667 shares of the Company's Common Stock at an exercise price of $.75 per share. These warrants vested immediately.

         In October 2000, the Company issued $300,000 in subordinated debentures to Advantage Capital. The notes bear interest at 12.5% per annum until October 31, 2000, at which time the rate will increase by 0.5% per month, not to exceed 20% per annum. As of December 31, 2000, the notes bear interest at 13.5% per annum. The notes mature on November 1, 2005. In connection with these debentures, the Company issued warrants to Advantage Capital to purchase up to 400,000 shares of the Company's Common Stock at an exercise price of $.75 per share. These warrants vested immediately. In October 2000, the principal amount of these debentures was converted into 300 shares of the Company's Series A Convertible Preferred Stock.

         In April 2001, the Company received approximately $7.5 million in life insurance proceeds as a result of the death of David Jeansonne. The Company has agreed to use a portion of the life insurance proceeds to repay the outstanding indebtedness to Advantage Capital described above. The Company and Advantage Capital are in the process of finalizing that agreement.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Commission reports of ownership and changes in ownership of equity securities of the Company. During 2000, a report by Mr. Burton T. Zaunbrecher covering the acquisition of 400,000 shares of Common Stock and options to purchase 462,500 shares of Common Stock, was inadvertently filed late. A report by Mr. DeHart reporting his ownership of 15,000 shares of Common Stock of the Company was inadvertently filed late. Dixie Chris OMNI, L.L.C., inadvertently failed to file a report covering its acquisition of Common Stock and options and warrants to purchase Common Stock in November 2000. The Company has been informed that this report is in the process of being prepared and will be filed shortly. In addition, the Company is aware that Advantage Capital, Mr. Stull and various venture capital funds under their control have failed to file reports of up to 18 transactions for 1999 and up to 39 reports for 2000. Most of these transactions involved purchases by the various Advantage Capital investment funds of preferred stock, Common Stock and warrants from the Company. The Company has been informed that an analysis is currently being preformed to determine whether all of these transactions are required to be reported and that after the analysis is completed the required reports will be prepared and filed.

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Company's consolidated financial statements for the year ended December 31, 2000 were audited by the firm of Arthur Andersen LLP. Under the resolution appointing Arthur Andersen LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 were approximately $80,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were paid to Arthur Andersen LLP for professional services rendered in connection with designing or implementing a hardware or software system.

ALL OTHER FEES

         The aggregate fees for all other services rendered by Arthur Andersen LLP for the Company's most recent fiscal year were approximately $32,500. These costs were primarily for tax planning and consulting.

                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Shareholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting is required to approve the increase in the number of shares issuable under the Plan and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes against a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

         All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the increase in the number of shares issuable under the Plan. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

         Eligible shareholders who desire to present a proposal for inclusion in the proxy materials relating to the Company's 2002 annual meeting of shareholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to May 20, 2002.

                                       By Order of the Board of Directors


                                              /s/ Burton t. Zaunbrecher
                                              -------------------------
                                              Burton T. Zaunbrecher
                                                    SECRETARY

Carencro, Louisiana
September 17, 2001

                           OMNI ENERGY SERVICES CORP.

                            CHARTER - AUDIT COMMITTEE

COMMITTEE ROLE

The committee's role is to act on behalf of the board of directors and oversee all material aspects of the company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

COMMITTEE MEMBERSHIP

The committee shall consist of at least three and no more than six independent, nonexecutive board members. Committee members shall have (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

One member, preferably the chairperson, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the nominating committee. The committee chairperson shall be selected by the committee members or by the nominating committee.

COMMITTEE OPERATING PRINCIPLES

The committee shall fulfill its responsibilities within the context of the following overriding principles:

|X| COMMUNICATIONS - The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

|X| COMMITTEE EDUCATION/ORIENTATION - The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the company operates.

|X| ANNUAL PLAN - The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

|X| MEETING AGENDA - Committee meeting agendas shall be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

|X| COMMITTEE EXPECTATIONS AND INFORMATION NEEDS - The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

|X| EXTERNAL RESOURCES - The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

|X| COMMITTEE MEETING ATTENDEES - The committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

|X| REPORTING TO THE BOARD OF DIRECTORS - The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board. In additional, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of directors meeting.

|X| COMMITTEE SELF ASSESSMENT - The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

|X| INDEPENDENT BOARD MEMBERS - The board shall be composed of executive and nonexecutive members. Independent members are nonexecutive members who have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.


MEETING FREQUENCY

The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

REPORTING TO SHAREHOLDERS

The committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the company's annual report.


         COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

|X| The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders.

|X| As the external auditors review financial reports, they will be reporting to the audit committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or committee should review the work of external auditors.

|X| The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

|X| The internal audit function shall be responsible to the board of directors through the committee.

|X| If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

|X| Changes in the directors of internal audit or corporate compliance shall be subject to committee approval.

PRIMARY COMMITTEE RESPONSIBILITIES

MONITOR FINANCIAL REPORTING AND RISK CONTROL RELATED MATTERS

The committee should review and assess:

|X| RISK MANAGEMENT - The company's business risk management process, including the adequacy of the company's overall control environment and controls in selected areas representing significant financial and business risk.

|X| ANNUAL REPORTS AND OTHER MAJOR REGULATORY FILINGS - All major financial reports in advance of filings or distribution.

|X| INTERNAL CONTROLS AND REGULATORY COMPLIANCE - The company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

|X| INTERNAL AUDIT RESPONSIBILITIES - The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

|X| REGULATORY EXAMINATIONS - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

|X| EXTERNAL AUDIT RESPONSIBILITIES - Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

|X| FINANCIAL REPORTING AND CONTROLS - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

|X| AUDITOR RECOMMENDATIONS - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

The committee should review, assess, and approve:

|X|  The code of ethical conduct.

|X|  The internal auditor charter.

|X| Changes in important accounting principles and the application thereof in both interim and annual financial reports.

|X|  Significant conflicts of interest and related-party transactions.

|X| External auditor performance and changes in external audit firm (subject to ratification by the full board).

|X| Internal auditor performance and changes in internal audit leadership and/ or key financial management.

                              AMENDED AND RESTATED
                           OMNI ENERGY SERVICES CORP.
                              STOCK INCENTIVE PLAN


         1. PURPOSE. The purpose of the Stock Incentive Plan (the "Plan") of Omni Energy Services Corp. ("Omni") is to increase shareholder value and to advance the interests of Omni and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such employees, officers and directors and Omni's shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.01 par value per share, of Omni (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which Omni owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

         2.       ADMINISTRATION.

                  2.1. COMPOSITION. The Plan shall be administered by the Compensation Committee of the Board of Directors of Omni or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code.

                  2.2. AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors who are not also employees of the Company ("Outside Directors"). Outside Directors may receive awards under the Plan only as specifically provided in Section 9 hereof.

         3. ELIGIBLE PARTICIPANTS. Key employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or
Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants. Outside Directors may participate in the Plan only as specifically provided in Section 9 hereof.

         4. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards ("Other Stock-Based Awards").

         5. SHARES SUBJECT TO THE PLAN.

                  5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 10.5, a total of 3,000,000 shares of Common Stock are authorized to be issued under the Plan. Subject to adjustment as provided in Section 10.5, Incentives with respect to no more than 495,000 may be granted through the Plan to a single participant in one calendar year. In the event that an Incentive granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. If an Other Stock-Based Award is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Other Stock-Based Award may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be debited by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be credited with the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

                  5.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

         6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from Omni. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then Fair Market Value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

                  6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to
          Section 5.1 and subject to adjustment as provided in Section 10.5.

                  6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 10.11.

                  6.4. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) unless otherwise determined by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by Omni (with a copy to Omni) to promptly deliver to Omni the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

                  6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

                           A. Any Incentive Stock Option agreement authorized
                  under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

                           B. All Incentive  Stock Options must be granted
                  within ten years from the date on which this Plan is adopted by the Board of Directors.

                           C. Unless  sooner  exercised,  all Incentive Stock
                  Options shall expire no later than ten years after the date of grant.

                           D. No Incentive Stock Options shall be granted to any
                  participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

                           E. The aggregate Fair Market Value (determined with
                  respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Omni or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

         7.       RESTRICTED STOCK.

                  7.1. GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such officers and key employees as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of restricted stock may also be subject to the attainment of specified performance goals or targets. To the extent restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must be granted subject to the attainment of performance goals as described in Section 7.2 below and meet the additional requirements imposed by Section 162(m).

                  7.2 PERFORMANCE-BASED RESTRICTED STOCK. To the extent that restricted stock granted under the Plan is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of Omni, a division of Omni or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives, except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

                  7.3. THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). The Restricted Period shall be a minimum of three years, except that if the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under
         Section 10.3 and under the conditions described in Section 10.11 hereof.

                  7.4. ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Omni Energy Services Corp. Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Omni Energy Services Corp. thereunder. Copies of the Plan and the agreement are on file at the principal office of Omni Energy Services Corp.

                  7.5. DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

                  7.6. FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 10.5 due to a recapitalization, merger or other change in capitalization.

                  7.7. EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

                  7.8. RIGHTS AS A SHAREHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

         8.       OTHER STOCK-BASED AWARDS.

                  8.1 TERMS OF OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to eligible employees an "Other Stock-Based Award", which shall consist of an award, the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or Award specified in Sections 6 or 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee, consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such award relates on the date of grant.

                  8.2 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Other Stock-Based Award under this
         Section 8 may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis.

                  8.3 PERFORMANCE GOALS. Other Stock-Based Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such Other Stock-Based Award is intended to constitute "performance-based compensation" under
         Section 162(m), except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

                  8.4. NOT A SHAREHOLDER. The grant of an Other Stock-Based Award to a participant shall not create any rights in such participant as a shareholder of the Company, until the issuance of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

         9.       STOCK OPTIONS FOR OUTSIDE DIRECTORS.

                  9.1 GRANT OF OPTIONS. Upon consummation of the Company's initial public offering (the "IPO") of its Common Stock, each Outside Director shall be granted non-qualified options to purchase 10,000 shares of Common Stock. At any time thereafter that an Outside Director first becomes a member of the Board of Directors of Omni, such Outside Director shall also be granted non-qualified options to purchase 10,000 shares of Common Stock. In addition, beginning with the 1998 annual meeting of shareholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director shall be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the day following the annual meeting of stockholders of Omni.

                  9.2 EXERCISABILITY OF STOCK OPTIONS. The stock options granted to Outside Directors under this Section 9 shall become exercisable one year after grant and shall expire ten years following the date of grant.

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                  9.3      EXERCISE PRICE. The exercise price of the options
         granted upon consummation of the IPO shall be equal to the IPO price. The exercise price of the options granted to Outside Directors thereafter shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 6.4 hereof.

                  9.4 EXERCISE AFTER TERMINATION OF BOARD SERVICE. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within three months from termination of Board service; provided, however, that in the event of termination of Board service as a result of death, disability or retirement on or after reaching age 65, the stock options must be exercised, to the extent exercisable at the time of termination of Board service, within 18 months from the date of termination of Board service; and further provided, that no stock options may be exercised later than ten years after the date of grant.

         10.      GENERAL.

                  10.1. DURATION. Subject to Section 10.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

                  10.2. TRANSFERABILITY. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members,
         (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or
         (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

                  10.3. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. Except as provided in Section 9.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Incentive Agreement.

                  10.4. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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

                  10.5. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common
         Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

                  10.6. INCENTIVE AGREEMENTS. The terms of each Incentive granted to an employee, officer, consultant or advisor shall be stated in an agreement approved by the Committee.

                  10.7.    WITHHOLDING.

                           A. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                  10.8. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                  10.9. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

                  10.10.   AMENDMENTS TO OR TERMINATION OF THE PLAN.

                           A. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance- based" compensation under
                   Section 162(m) or any successor provision, if such qualification is deemed necessary or advisable by the Committee.

                           B. Any provision of this Plan or any Incentive Agreement to the contrary notwithstanding, the Committee may cause any Incentive granted hereunder to be cancelled in consideration of a cash payment or alternative Incentive made to the holder of such cancelled Incentive equal in value to such cancelled Incentive. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                  10.11.   CHANGE OF CONTROL.

                           A.      "Change of Control" shall mean:

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

                                  1.       the acquisition by any individual,
                    entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 50% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection 1., the following shall not constitute a Change of Control:

                                            (A)      any  acquisition of Common
                                   Stock directly or indirectly from Omni, or Advantage Capital Companies,

                                            (B)      any acquisition of Common
                                   Stock by Omni,

                                            (C)      any  acquisition of Common
                                   Stock by any employee  benefit plan (or
                                   related trust) sponsored or maintained by Omni or any corporation controlled by Omni, or

                                            (D)      any  acquisition of Common
                                   Stock by any corporation pursuant to a transaction that complies with clauses
                                   (a), (b) and (c) of subsection (A)(3) of this Section 10.11; or

                                    2.      individuals who, as of the date of
                    adoption of the Plan by the Board of Directors of Omni (the "Adoption Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                                    3.      approval by the  stockholders  of
                    Omni of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                                            (a)      all or substantially all of
                                   the individuals and entities who were the beneficial owners of Omni's outstanding common stock and Omni's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and
                                   (c), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

                                            (B)      except to the extent that
                                   such ownership existed prior to the Business
                                   Combination, no person (excluding any
                                   corporation resulting from such Business
                                   Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                                            (C)      at least a majority of the
                                   members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                   4. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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

                           B. Upon a Change of Control, all outstanding options
                  shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

                           C. No later than 30 days after the approval by the
                  Board of a Change of Control of the types described in Subsections A.3 and A.4 of this Section 10.11, and no later than 30 days after a Change of Control of the type described in Subsections A.1 and A.2 of this Section 10.11 of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

                                    1.      require  that all  outstanding
                           options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

                                    2.      make such equitable  adjustments to
                           Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

                                    3.      provide that thereafter upon any
                           exercise of an option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 10.11.A.3 and A.4 of the Plan, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                  10.12. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

                  10.13 LOANS. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

                  10.14 TAX BENEFIT RIGHTS. The Committee may grant a tax benefit right ("TBR") to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock or an Other Stock-Based Award (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

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